UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Rocky Mountain Chocolate Factory, Inc.

(Name of Registrant as Specified In Its Charter)

AB VALUE PARTNERS, LP

AB VALUE MANAGEMENT LLC

BRADLEY RADOFF

ANDREW T. BERGER
RHONDA J. PARISH
MARK RIEGEL
SANDRA ELIZABETH TAYLOR

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AB Value Partners, LP, AB Value Management LLC (together with AB Value Partners, LP, “AB Value”), Bradley Radoff, Andrew T. Berger, Rhonda J. Parish, Mark Riegel and Sandra Elizabeth Taylor filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission on September 13, 2021, to be used to solicit votes for the election of their slate of highly-qualified director nominees at the 2021 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation, and for the approval of a business proposal to be presented at the Annual Meeting.

On October 5, 2021, AB Value issued a press release, a copy of which is filed as Exhibit 1.

Exhibit 1

Concerned Shareholders of Rocky Mountain Remind Shareholders to Follow the Recently Reaffirmed Endorsement of ISS by Voting the BLUE Card Today “FOR” All Four of Their Highly-Qualified Nominees and “FOR” the Poison Pill Redemption Proposal

Urges Shareholders to Vote Today “FOR” All Four of the Concerned Shareholders of Rocky Mountain’s Highly-Qualified Nominees — Andrew T. Berger, Mark Riegel, Sandra Elizabeth Taylor and Rhonda J. Parish

WESTFIELD, N.J.--(BUSINESS WIRE)--AB Value Management LLC (collectively with its affiliates, “AB Value”), and the other participants in this solicitation (collectively with AB Value, the “Concerned Shareholders of Rocky Mountain”) representing approximately 14.86% of the outstanding shares of Rocky Mountain Chocolate Factory, Inc. (the “Company”), remind shareholders to vote the BLUE card today:

✓	“FOR” the Concerned Shareholders of Rocky Mountain’s slate of highly-qualified candidates, consisting of Andrew T. Berger, Rhonda J. Parish, Mark Riegel, and Sandra Elizabeth Taylor. They have the experience and qualifications to implement positive change and best-in-class corporate governance at the Company; and

✓	“FOR” the “Poison Pill Redemption Proposal” to request that the Company’s Board of Directors (the “Board”) not adopt or extend any poison pill, unless submitted to a shareholder vote within 12 months of such adoption or extension.

Both Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. have recognized the need for change at the Company and recommended that shareholders vote the BLUE proxy card and, despite the Board’s desperate last-minute decision to terminate the Company’s shareholder-unfriendly poison pill following AB Value’s years of advocating for its redemption, ISS reaffirmed its recommendation in favor of the Concerned Shareholders of Rocky Mountain.1

The Concerned Shareholders of Rocky Mountain urge shareholders to follow the recommendations of ISS and vote today “FOR” the Concerned Shareholders of Rocky Mountain’s four highly qualified, independent nominees—Andrew T. Berger, Mark Riegel, Sandra Elizabeth Taylor and Rhonda J. Parish—and “FOR” the Poison Pill Redemption Proposal on the BLUE proxy card today and discard any white proxy card received from the Company!

Important Additional Information

AB Value Partners, LP and AB Value Management LLC, Andrew T. Berger, Bradley Radoff, Rhonda J. Parish, Mark Riegel, and Sandra Elizabeth Taylor (collectively, the “Participants”) have filed a definitive proxy statement and an accompanying BLUE proxy card with the SEC to solicit proxies from shareholders of the Company for use at the Company’s 2021 Annual Meeting of Shareholders. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Such proxy materials are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the Participants in this proxy solicitation will provide copies of the proxy statement without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor.

Certain Information Regarding the Participants

The Participants in the proxy solicitation are: AB Value Partners, LP, AB Value Management LLC, Andrew T. Berger, Bradley Radoff, Rhonda J. Parish, Mark Riegel, and Sandra Elizabeth Taylor. As of October 4, 2021, AB Value Partners, LP directly owns 224,855 shares of common stock, $0.001 par value per share of the Company (“Common Stock”). As of October 4, 2021, AB Value Management LLC beneficially owns 460,189 shares of Common Stock. As of October 4, 2021, Mr. Radoff directly owns 450,021 shares of Common Stock. As of October 4, 2021, none of Mr. Berger, Ms. Parish, Mr. Riegel, or Ms. Taylor directly own any shares of Common Stock.

Contacts

John Glenn Grau
InvestorCom LLC
(203) 295-7841

[1]	ISS Report, dated October 4, 2021.